EXHIBIT 32.1

The following certification is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350). This certification is not to be deemed a part of the Report, nor is it deemed to be “filed” for any purpose whatsoever.

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies, to his or her knowledge, that:

(i) the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, fairly presents, in all material respects, the financial condition and results of operations of AquaBounty Technologies, Inc.

Dated as of this 5th day of November, 2024.

/s/ David F. Melbourne Jr.	/s/ David A. Frank
David F. Melbourne Jr. Chief Executive Officer and President (Principal Executive Officer)	David A. Frank Chief Financial Officer (Principal Financial Officer)